                                 ARTHUR ANDERSEN LLP





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accounts, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 6, 1997 included or incorporated by reference in HBO & Company's Form 10-K for the year ended December 31, 1996.

Arthur Andersen LLP

Atlanta, Georgia
December 29, 1997



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